EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Inuvo, Inc. on Form S-3 (No. 333-277878 and 333-293270) and Form S-8 (Nos. 333-252403, 333-266034 and 333-287769) of our report dated March 5, 2026, on our audits of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 5, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 5, 2026